    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 5, 1998


                        REGISTRATION NO. 333-59435 REGISTRATION NO. 333-59435-01
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 PRE-EFFECTIVE
                                AMENDMENT NO. 3
                                    FORM S-1
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            ------------------------

                      ARGO BANCORP, INC.                                            ARGO CAPITAL TRUST CO.
            (exact name of registrant as specified                          (exact name of registrant as specified
             in its certificate of incorporation)                            in its certificate of incorporation)
                           DELAWARE                                                        DELAWARE
                 (state or other jurisdiction                                    (state or other jurisdiction
              of incorporation or organization)                               of incorporation or organization)
                          36-3620612                                                  BEING APPLIED FOR
              (IRS Employer Identification No.)                               (IRS Employer Identification No.)
                             6035                                                            N/A
                 (Primary Standard Industrial                                    (Primary Standard Industrial
                 Classification Code Number)                                     Classification Code Number)
                    7600 WEST 63RD STREET                                           7600 WEST 63RD STREET
                    SUMMIT, ILLINOIS 60501                                          SUMMIT, ILLINOIS 60501
                        (708) 496-6010                                                  (708) 496-6010
              (Address, including zip code, and                               (Address, including zip code, and
          telephone number, including area code, of                       telephone number, including area code, of
          registrants' principal executive offices)                       registrants' principal executive offices)

                            ------------------------

                                JOHN G. YEDINAK
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               ARGO BANCORP, INC.
                             7600 WEST 63RD STREET
                             SUMMIT, ILLINOIS 60501
                                 (708) 496-6010
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                           MARY M. SJOQUIST, ESQUIRE
                             PHILIP FEIGEN, ESQUIRE
                                PATTON BOGGS LLP
                              2550 M STREET, N.W.
                             WASHINGTON, D.C. 20037
                                 (202) 457-6000
                         ------------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If any of the securities being registered on this form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. / /
                         ------------------------------

                        CALCULATION OF REGISTRATION FEE


                                                                            PROPOSED            PROPOSED
                                                                            MAXIMUM             MAXIMUM
             TITLE OF EACH CLASS OF                    AMOUNT TO         OFFERING PRICE        AGGREGATE          REGISTRATION
           SECURITIES TO BE REGISTERED               BE REGISTERED        PER UNIT(1)      OFFERING PRICE(1)          FEE
Capital Securities of ARGO Capital Trust Co.          $17,250,000             100%           $17,250,000(2)        $5,051(3)
Junior Subordinated Deferrable Interest
  Debentures of ARGO Capital Trust Co. (4)                N/A                 N/A                 N/A                 N/A
ARGO Bancorp, Inc. Guarantee with respect to
  Capital Securities (5)                                  N/A                 N/A                 N/A                 N/A
Total                                                 $17,250,000             100%            $17,250,000          $5,051(3)


(1) Such amount represents the liquidation amount of the ARGO Capital Trust Co. and ARGO Bancorp Capital Securities to be exchanged hereunder and the principal amount of Junior Subordinated Debentures that may be distributed to holders of such Capital Securities upon any liquidation of ARGO Capital Trust Co.

(2) No separate consideration will be received for the    % Junior Subordinated
    Deferrable Interest Debentures of ARGO Bancorp, Inc. (the "Junior Subordinated Debentures") distributed upon any liquidation of ARGO Capital Trust Co.


(3) $4,425 of the Registration Fee was previously paid with the initial filing of the Form S-1.



(4) No separate consideration will be received for the ARGO Bancorp, Inc. Guarantee.



(5) Estimated solely for the purpose of calculating the registration fee.


    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.(1)

    The following statement sets forth the estimated amount of expenses (other than the underwriting discounts and commissions) to be incurred in connection with the issuance and distribution of the securities being registered.


SEC filing fee(1).................................................................  $   4,425
American Stock Exchange listing fee(1)............................................     15,000
Printing and distribution.........................................................    125,000
Legal fees and expenses...........................................................    275,000
Accounting fees and expenses......................................................    165,000
Blue Sky fees and expenses........................................................     15,000
Miscellaneous.....................................................................    100,000
                                                                                    ---------
TOTAL.............................................................................  $ 699,425
                                                                                    ---------
                                                                                    ---------


------------------------


(1) Actual expenses based upon the registration of 17,250,000 aggregate liquidation amount of the 9% of Capital Securities at $10.00 per share. All other expenses are estimated.


ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    In accordance with the General Corporation Law of the State of Delaware (being Chapter 1 of Title 8 of the Delaware Code), Articles 12 and 2 of the Registrant's Certificate of Incorporation provide as follows:

ELEVENTH: ELIMINATION OF DIRECTORS' LIABILITY

    Directors of the Corporation shall have no liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this Article XI shall not eliminate liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not made in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which a director derived an improper personal benefit. If the Delaware General Corporation Law is amended after the effective date of this Certificate to further eliminate or limit the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

    Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

TWELFTH: INDEMNIFICATION

A. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a Director or Officer of the Corporation or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a Director, Officer, employee or agent or in any other capacity while serving as a Director, Officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section C hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

B. The right to indemnification conferred in Section A of this Article XII shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a Director or Officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, services to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article XII shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

C. If a claim under Section A or B of this Article XII is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expenses of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article XII or otherwise shall be on the Corporation.

D. The rights to indemnification and to the advancement of expenses conferred in this Article XII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Certificate, Bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise.

E. The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer, employee or agent of the Corporation or subsidiary or Affiliate or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

F. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article XII with respect to the indemnification and advancement of expenses of Directors and Officers of the Corporation.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

    In accordance with Item 701 of Regulation S-K, the following information is presented with respect to securities sold by the Registrant within the past three years which were not registered under the Securities Act of 1933, as amended ("Securities Act"):

    (a) On December 31, 1996, the Company sold in a private placement an aggregate of 446,256 shares of its Common Stock.

    (b) Charles Webb & Company, a division of Keefe, Bruyette & Woods acted as the Underwriter for the Company in connection with the private placement transaction. The Common Stock was sold to one purchaser.

    (c) The aggregate purchase price was $4.2 million.

    (d) Based upon representations of the offerees and purchasers, the Common stock was offered and sold in reliance upon an exemption from registration under 4(2) of the Securities Act.

    (e) not applicable

    (f) not applicable

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    The exhibits and financial statement schedules filed as a part of this Registration Statement are as follows:

    List of Exhibits (Filed herewith unless otherwise noted)


1.0        Form of Underwriting Agreement *
3.1        Amended and Restated Certificate of Incorporation of Argo Bancorp, Inc. *
3.2        Bylaws of Argo Bank Corp, Inc. *
4.0        Form of Stock Certificate of Argo Bancorp, Inc. *
4.1        Form of Indenture of the Company relating to the Junior Subordinated Debentures*
4.2        Form of Certificate of Junior Subordinated Debenture *
4.3        Certificate of Trust of Argo Capital Trust Co. *
4.4        Declaration of Trust of Argo Capital Trust Co. *
4.5        Form of Capital Security Certificate for Argo Capital Trust Co. (included in Exhibit
           4.7)
4.6        Form of Guarantee of the Company relating to the Capital Securities *
4.7        Amended and Restated Declaration of Trust of Argo Capital Trust Co. *
4.8        Form of Goodwill Convertible Preferred Stock Certificate of Argo Bancorp, Inc. *
5.0        Opinion of Patton Boggs LLP as to legality of the Junior Subordinated Debentures and the Guarantee to be issued by the Company
5.2        Opinion of Richards, Layton and Finger as to the legality of the Capital Securities to be issued by Argo Capital Trust Co. *
8.0        Opinion of Patton Boggs LLP as to certain federal income tax matters
10.0       Stock Purchase Agreement & Stockholder Agreement between ARGO Bancorp, Inc., and the
           Deltec Banking Corporation Limited dated December 31, 1996 *
10.1       Employment Agreement between ARGO Bancorp, Inc. and John G. Yedinak dated November 1,
           1996 *
10.2       Employment Agreement between ARGO Bancorp, Inc. and Frances M. Pitts dated November 1,
           1996 *
10.3       Amended and Restated Management Recognition and Retention Plan *
10.4       ARGO Bancorp, Inc. 1998 Incentive Stock Option Plan *
23.1       Consent of KPMG Peat Marwick L.L.P. *
23.2       Consent of Patton Boggs LLP (included in Exhibit 5.0 and Exhibit 8.0)
23.3       Consent of Richards, Layton and Finger (included in Exhibit 5.2)
24.1       Power of Attorney of certain officers and directors of the Corporation (located on the signature page hereto) *
25.1       Form T-1 Statement of Eligibility of ARGO Capital Trust Company to act as trustee under the Indenture *
25.2       Form T-1 Statement of Eligibility of ARGO Capital Trust Company to act as trustee under the Declaration of Trust of ARGO Capital Trust Co. *
25.3       Form T-1 Statement of Eligibility of ARGO Capital Trust Company to act as trustee under the Guarantee for the benefit of the holders of Capital Securities of ARGO
           Capital Trust Co. *
27.0       Financial Data Schedule *


------------------------


*   Previously filed.


(b) Financial Statement Schedules

    All schedules have been omitted as not applicable or not required under the rules of Regulation S-X.

ITEM 17. UNDERTAKINGS.

    The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

        (i) To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Summit, State of Illinois, on November 5, 1998.


  ARGO BANCORP, INC.

  BY:
       ---------------------
       John G. Yedinak
       President and
       Chief Executive Officer

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John G. Yedinak and Frances M. Pitts, jointly and severally, each in his own capacity, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully or do cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


             NAME                                                   DATE
------------------------------                               -------------------

                                President, Chief Executive
                                  Officer and Director
------------------------------    (principal executive        November 5, 1998
       John G. Yedinak            officer)

                                Interim Chief Financial
              *                   Officer (principal
------------------------------    accounting and financial    November 5, 1998
       George L. Koehm            officer)

              *                 Director
------------------------------                                November 5, 1998
       Frances M. Pitts

              *                 Director
------------------------------                                November 5, 1998
       Arthur E. Byrnes

              *                 Director
------------------------------                                November 5, 1998
      Sergio Martinucci

              *                 Director
------------------------------                                November 5, 1998
      Donald G. Wittmer

    Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Summit, State of Illinois, on November 5, 1998.


ARGO CAPITAL TRUST CO.

By:
   ---------------------------------------------
   Administrative Trustee

By:                     *
   ---------------------------------------------
   Administrative Trustee

* Pursuant to Power of Attorney filed with the Commission as Exhibit 24.1 on July 21, 1998.

CONFORMED

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Summit, State of Illinois, on November 5, 1998.


                                ARGO BANCORP, INC.

                                                /s/ JOHN G. YEDINAK
                                     -----------------------------------------
                                                  John G. Yedinak
                                       PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                By:

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John G. Yedinak and Frances M. Pitts, jointly and severally, each in his own capacity, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully or do cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


          SIGNATURE                                                 DATE
------------------------------                               -------------------
                                President, Chief Executive
     /s/ JOHN G. YEDINAK          Officer and Director
------------------------------    (principal executive        November 5, 1998
       John G. Yedinak            officer)

                                Interim Chief Financial
              *                   Officer
------------------------------    (principal accounting and   November 5, 1998
       George L. Koehm            financial officer)

              *                 Director
------------------------------                                November 5, 1998
       Frances M. Pitts

              *                 Director
------------------------------                                November 5, 1998
       Arthur E. Byrnes

              *                 Director
------------------------------                                November 5, 1998
      Sergio Martinucci

              *                 Director
------------------------------                                November 5, 1998
      Donald G. Wittmer

CONFORMED


    Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Summit, State of Illinois, on November 5, 1998.


ARGO CAPITAL TRUST CO.

*By:     /s/ JOHN G. YEDINAK
      -------------------------
           John G. Yedinak
       ADMINISTRATIVE TRUSTEE

*By:              *
      -------------------------
          Frances M. Pitts
       ADMINISTRATIVE TRUSTEE

* Pursuant to Power of Attorney filed with the Commission as Exhibit 24.1 on July 21, 1998.